Exhibit 99.1

SafeSpace Global Secures Up to $11 Million in Financing Capacity to Support Next Phase of Growth

Sep 22, 2026

Multi-year financing framework expands access to growth capital and provides increased financial flexibility as SafeSpace Global

KNOXVILLE, Tenn., Sept. 22, 2026 (GLOBE NEWSWIRE) — SafeSpace Global Corporation (OTCID: SSGC) (“SafeSpace Global” or the “Company”), an applied multimodal AI-powered physical safety and security technology company, today announced that it has entered into financing agreements providing the Company with access to up to approximately $11 million in potential capital, subject to the terms and conditions of the respective agreements.

The financing package consists of an equity purchase agreement providing up to $10 million of equity financing capacity over a commitment period of up to 36 months, and a senior secured promissory note for $500,000 with an additional $500,000 in funding upon the Company fulfilling certain obligations.

The Company believes the financing structure expands its access to growth capital and provides additional financial flexibility as SafeSpace Global continues executing its core vertical broadening and multi-channel revenue growth strategy.

Scott M. Boruff, Founder and Chief Executive Officer of SafeSpace Global, commented:

“We believe this financing represents an important step in strengthening SafeSpace Global’s capital position as we enter what we believe will be a transformational period for the Company. Rather than relying on a single capital raise, we now have a financing framework designed to provide access to capital over an extended period as we execute our growth strategy.

“We believe having access to up to $10 million through the equity facility, together with the additional note financing, gives us greater flexibility to invest behind our technology, commercialization efforts and strategic opportunities while continuing to build the infrastructure required to scale SafeSpace Global.

“Our objective is straightforward: build a durable company with the technology, capital resources and commercial relationships necessary to pursue the significant opportunities we see across physical safety, security and the overall threat intelligence space.”

What SafeSpace Global Does

SafeSpace Global provides AI-powered physical-security technology designed to help make everyday environments safer. Its visual AI integrates with a facility’s existing camera infrastructure to identify potential weapons and other designated threats, present alerts for rapid human verification and transmit verified incidents to integrated response platforms.

SafeSpace Global serves multiple sectors, including K-12 education, senior living, addiction-treatment facilities, correctional facilities and faith-based organizations. Its solutions focus on proactive threat identification and providing organizations with actionable information before an incident escalates.

About SafeSpace Global Corporation

SafeSpace Global Corporation (OTCID: SSGC) is a publicly traded technology company providing proprietary, applied multimodal, AI-powered physical safety solutions in its mission to help save lives. Headquartered in Knoxville, Tennessee, the Company has its Tennessee AI Center of Excellence and regional office in Nashville, Tennessee. Learn more at www.SafeSpaceGlobal.ai.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “approximates,” “assesses,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the U.S. Securities and Exchange Commission.

Investor Relations:

Michael Hrynuik

SafeSpace Global Corporation

michael.hrynuik@safespaceglobal.ai

917-885-1174

Media Contact:

Nicole Beal

SafeSpace Global Corporation

marketing@safespaceglobal.ai